EXHIBIT 99.1


                            UNITED STATES OF AMERICA
                                   BEFORE THE
                BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM
                                WASHINGTON, D.C.

__________________________________
                                  )
Written Agreement by and between  )
                                  )
UNION BANK OF CALIFORNIA          )
   INTERNATIONAL                  )                  Docket No.  04-028-WA/RB-EC
New York, New York                )
                                  )
FEDERAL RESERVE BANK OF NEW YORK  )
New York, New York                )
                                  )
__________________________________)


         WHEREAS, Union Bank of California International, New York, New York ("UBOCI"), an Edge corporation organized under Section 25A of the Federal Reserve Act (12 U.S.C. 611 et seq.) that is a subsidiary of Union Bank of California, N.A., San Francisco, California, is taking steps to address deficiencies relating to compliance with applicable federal and state anti-money laundering ("AML") laws, rules, and regulations, including the Currency and Foreign Transactions Reporting Act, 31 U.S.C. 5311 et seq. (the Bank Secrecy Act or the "BSA"), as amended by the USA PATRIOT Act; the rules and regulations issued thereunder by the U.S. Department of the Treasury (31 C.F.R. Part 103); and the suspicious activity reporting requirements of Regulation K of the Board of Governors of the Federal Reserve System (the "Board of Governors") (12 C.F.R. 211.5(k));

         WHEREAS, UBOCI provides significant services to its correspondent banking customers, including non-U.S. banks, and also conducts a high volume of U.S. dollar clearing business, and Federal Reserve Bank of New York (the "Reserve Bank") examiners have identified compliance and risk management deficiencies at UBOCI in these operational areas;


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         WHEREAS, UBOCI is taking steps to enhance due diligence policies and procedures relating to its funds transfer clearing operations and correspondent accounts for non-U.S. banks and is addressing risks associated with these lines of business, including legal and reputational risks, by implementing industry sound practices designed to identify and effectively manage such risks;

         WHEREAS, it is the common goal of UBOCI and the Reserve Bank to ensure that UBOCI fully addresses all deficiencies in UBOCI's AML policies and procedures, customer due diligence practices, risk management processes, and internal control environment; and

         WHEREAS, on October 18, 2004, the board of directors of UBOCI, at a duly constituted meeting, adopted a resolution authorizing and directing Jones
M. Castro, Jr.., President of UBOCI, to enter into this Written Agreement (the "Agreement") on behalf of UBOCI and consenting to compliance by UBOCI and its institution-affiliated parties, as defined in sections 3(u) and 8(b)(3) of the Federal Deposit Insurance Act, as amended (12 U.S.C. 1813(u) and 1818(b)(3)), with each and every provision of this Agreement.

         NOW, THEREFORE, UBOCI and the Reserve Bank hereby agree as follows:
ANTI-MONEY LAUNDERING COMPLIANCE

         1. Within 60 days of this Agreement, UBOCI shall submit to the Reserve Bank an acceptable written AML program designed to improve UBOCI's system of internal controls and to ensure compliance with all applicable provisions of the BSA and the rules and regulations issued thereunder. The program shall include provisions for updates on an ongoing basis as necessary to incorporate amendments to the BSA and the rules and regulations issued thereunder. The program shall, at a minimum:


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             (a)  Improve UBOCI's system of internal controls, particularly in the area of funds transfer clearing operations, to ensure compliance with all recordkeeping and reporting requirements;

             (b) include controls designed to ensure compliance with all requirements relating to correspondent accounts for non-U.S. persons, including but not limited to the prohibition on correspondent accounts for foreign shell banks (31 C.F.R. 103.177) and due diligence requirements for certain correspondent accounts (31 C.F.R. 103.181);

             (c) provide for thorough assessment of legal and reputational risks associated with correspondent accounts and clearing operations and for regular review of risk tolerance by appropriate members of senior management;

             (d) provide for the retention of outside consultant assistance as necessary and appropriate to assess risks associated with particular lines of business and to design and implement controls to manage such risks; and

             (e) be designed to ensure identification and verification of the identity of account holders and transactors in accordance with applicable regulations.

INDEPENDENT TESTING AND AUDIT

         2. Within 60 days of this Agreement, UBOCI shall submit to the Reserve Bank an acceptable written plan for enhancing independent testing of UBOCI's AML compliance. The plan shall include, at a minimum:

             (a) Procedures to evaluate UBOCI's compliance with the BSA, the rules and regulations issued thereunder, and all other applicable AML and suspicious activity reporting requirements;


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             (b)  procedures to evaluate UBOCI's adherence to industry sound practices relating to AML compliance, customer and correspondent account due diligence, and the reporting of suspicious activities;

             (c) procedures for ongoing compliance monitoring covering operations and customer due diligence in the funds transfer and correspondent banking lines of business, including a schedule of compliance reviews to be performed in those areas;

             (d) regular evaluation of training to ensure that appropriate personnel possess the requisite knowledge necessary to comply with the BSA;

             (e) provisions for independent testing to be performed by qualified parties (which may include internal audit) who are independent of UBOCI's business lines and compliance function;

             (f) procedures for review of independent testing results by senior management and escalation to the board of directors in appropriate circumstances;

             (g) procedures to ensure that senior management institutes appropriate actions in response to the independent testing results; and

             (h) procedures to ensure that independent testing results are communicated to the Reserve Bank on a regular basis and retained for subsequent supervisory review. TRAINING

         3. Within 60 days of this Agreement, UBOCI shall submit to the Reserve Bank an acceptable written plan to provide documented, effective training to all appropriate personnel at UBOCI (including, but not limited to, correspondent account relationship personnel, employees involved in funds transfer clearing operations, and customer contact personnel) in all aspects of regulatory and internal policies and procedures related to the BSA and the identification and


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reporting of suspicious transactions, and to update the training on a regular basis to reasonably ensure that all personnel are trained in the most current legal requirements and in the organization's risk management processes. SUSPICIOUS ACTIVITY REPORTING AND CUSTOMER DUE DILIGENCE

         4. Within 60 days of this Agreement, UBOCI shall submit to the Reserve Bank an acceptable written customer due diligence program designed to reasonably ensure the identification and timely, accurate, and complete reporting of all known or suspected violations of law against or involving UBOCI and all suspicious transactions at UBOCI to law enforcement and supervisory authorities as required by the suspicious activity reporting provisions of the Board of Governors (12 C.F.R. 211.5(k)). At a minimum, the program shall include:

             (a) A methodology for assigning risk levels to UBOCI's customer base, including correspondent accountholders;

             (b)  a risk focused assessment of UBOCI's customer base to:

                  (i) identify the categories of customers whose transactions and banking activities are routine and usual; and

                  (ii) determine the appropriate level of enhanced due diligence necessary for those categories of customers that pose a heightened risk of conducting potentially illicit activities at or through UBOCI;

             (c) for each customer whose transactions require enhanced due diligence, procedures to:

                  (i) determine the appropriate documentation necessary to verify the identity and business activities of the customer;


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                  (ii)  understand the normal and expected transactions of the customer; and

                  (iii) periodically review the parameters of normal business activity for the customer;

             (d) for correspondent accounts established, maintained, administered, or managed in the United States for a foreign financial institution, procedures that comport with the industry sound practices that are set forth in available public guidance (e.g., the New York Clearing House Association LLC's "Guidelines for Counter Money Laundering Policies and Procedures in Correspondent Banking" (March 2002) and the Basel Committee on Banking Supervision's "Customer Due Diligence for Banks" (October 2001)), and that include, but are not limited to:

                  (i) obtaining appropriate information about the correspondent, its business operations, its customers, and its AML procedures, particularly with regard to its customer relationships that may present a heightened risk of money laundering; and

                  (ii) procedures to ensure that correspondent banking services provided by UBOCI are reviewed and approved by appropriate levels of management, and are subject to appropriate ongoing review; and

             (e) procedures designed to ensure proper identification and reporting of all known or suspected violations of law and suspicious transactions, including but not limited to:

                  (i) effective monitoring of customer accounts and transactions, including transactions conducted through UBOCI's clearing operations, consistent with industry sound practices;


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                  (ii)  appropriate participation by senior management in the process of identifying, reviewing, and reporting potentially suspicious activity; and

                  (iii) adequate and timely referral of information about potentially suspicious activity to appropriate levels of management, including a policy for determining action to be taken in the event of multiple filings of Suspicious Activity Reports on the same customer or where a correspondent fails to provide due diligence information in a timely fashion.

TRANSACTION REVIEW

         5. (a) Within 20 days of this Agreement, UBOCI shall engage a qualified independent firm (the "Consultant") acceptable to the Reserve Bank to conduct a review of account and transaction activity for a time period beginning no later than July 23, 2002 to the present to determine whether suspicious activity involving accounts or transactions at, by, or through UBOCI was properly identified and reported in accordance with applicable suspicious activity reporting regulations (the "Review").

             (b) Within 10 days of the engagement of the Consultant, but prior to the commencement of the Review, UBOCI shall submit to the Reserve Bank for approval an engagement letter that sets forth:

                  (i) The scope of the Review, including the types of accounts and transactions to be reviewed;

                  (ii) the methodology for conducting the Review, including any sampling procedures to be followed;

                  (iii) the expertise and resources to be dedicated to the Review; and

                  (iv)  the anticipated date of completion of the Review.


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             (c)  Upon completion of the Review, UBOCI shall provide to the
Reserve Bank a copy of the Consultant's report detailing the findings of the Review at the same time the report is provided to UBOCI.

             (d) Upon completion of the Review, UBOCI shall ensure that all matters or transactions required to be reported that have not previously been reported are reported in accordance with applicable rules and regulations.

APPROVAL AND PROGRESS REPORTS

         6. The programs, plans, engagement letter, and the identification of the independent consultant required by paragraphs 1, 2, 3, 4, and 5 of this Agreement shall be submitted to the Reserve Bank for review and approval. Acceptable programs, plans, and an acceptable engagement letter shall be submitted to the Reserve Bank within the time periods set forth in this Agreement and an acceptable independent consultant shall be retained within the time period set forth in paragraph 5(a) of this Agreement. UBOCI shall adopt the approved programs, plans, and engagement letter within 10 days of approval by the Reserve Bank and then shall fully comply with them. During the term of this Agreement, the approved programs, plans, and engagement letter shall not be amended or rescinded without the prior written approval of the Reserve Bank.

         7. Within 20 days after the end of each month following the date of this Agreement, UBOCI shall submit to the Reserve Bank written progress reports detailing the form and manner of all actions taken to secure compliance with the provisions of this Agreement, and the results thereof. Management's responses to the audit reports on BSA prepared by internal and external auditors shall be included with the progress report. The Reserve Bank may, in writing, discontinue the requirement for progress reports or modify the reporting schedule.


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NOTICES

         8.  All communications regarding this Agreement shall be sent to:

             (a)  Mr. Robert A. O'Sullivan
                  Senior Vice President
                  Federal Reserve Bank of New York
                  33 Liberty Street
                  New York, NY  10045

             (b)  Mr. Jones M. Castro, Jr.
                  President
                  Union Bank of California International
                  40 Wall Street
                  New York, NY 10005

MISCELLANEOUS

         9. The provisions of this Agreement shall be binding on UBOCI and each of its institution-affiliated parties in their capacities as such, and their successors and assigns.

         10. Each provision of this Agreement shall remain effective and enforceable until stayed, modified, terminated or suspended in writing by the Reserve Bank.

         11. Notwithstanding any provision of this Agreement, the Reserve Bank may, in its sole discretion, grant written extensions of time to UBOCI to comply with any provision of this Agreement.

         12. The provisions of this Agreement shall not bar, estop or otherwise prevent the Board of Governors, the Reserve Bank, or any federal or state agency from taking any further or other action affecting UBOCI or any of its current or former institution-affiliated parties or their successors or assigns.

         13. This Agreement is a "written agreement" for the purposes of, and is enforceable by the Board of Governors as an order issued under, section 8 of the Federal Deposit Insurance Act.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of this 18th day of October, 2004.


UNION BANK OF CALIFORNIA                    FEDERAL RESERVE BANK OF NEW
INTERNATIONAL                               YORK


By: /s/                                     By: /s/
        ____________________                        _____________________
        Jones M. Castro, Jr.                        Nancy Bercovici
        President                                   Senior Vice President









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